EXHIBIT 21.1


              SUBSIDIARIES OF BYRON PREISS MULTIMEDIA COMPANY, INC.



Name                                                    State of Incorporation
----                                                    ----------------------

Byron Preiss Multimedia On-Line Services, Inc.          Delaware
Byron Preiss Multimedia Holdings, Inc.                  Delaware
Virtual Comics, Inc.                                    Delaware
Dolphin, Inc.                                           New Jersey
Multi Dimensional Communications, Inc.                  New York
New Media Schoolhouse, Inc.                             New York